World Funds Trust 485BPOS

Exhibit 99.(j)(11)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the World Funds Trust and to the use of our report dated November 29, 2022 on the financial statements and financial highlights of Curasset Capital Management Core Bond Fund and Curasset Capital Management Limited Term Income Fund, each a series of shares of beneficial interest in World Funds Trust. Such financial statements and financial highlights appear in the September 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 25, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 29, 2023, relating to the financial statements and financial highlights of Curasset Capital Management Core Bond Fund and Curasset Capital Management Limited Term Income Fund, each a series of World Funds Trust, for the year ended September 30, 2023, and to the references to our firm under the headings “Financial Highlights” and “Fund Service Providers” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 25, 2024

C O H E N  &  C O M P A N Y ,  L T D .

800.229.1099 | 866.818.4538 fa x | cohencpa.com

Registered with the Public Company Accounting Oversight Board